Intellinetics, Inc. Reports Q4 and Year-End Results

Total Annual Revenue $2,381,427

Q4 Total Revenue Growth over 2017

Consistent Software as a Service Growth

COLUMBUS, OH – (April 1, 2019) – Intellinetics, Inc. (OTCQB: INLX), a cloud-based document solutions provider, announced financial results for the twelve months ended December 31, 2018.

2018 Fourth Quarter Financial Highlights

●	Total Revenue increased 26% from Q4 2017.
●	Software as a Service Revenue increased 33% from Q4 2017.
●	Net Loss increase of 74% from Q4 2017.
●	Adjusted EBITDA Loss of $257,490, a decrease of 45% from 2017.

Year-End Financial Highlights

●	Total Revenue decreased 9% from 2017.
●	Software as a Service Revenue increased 20% from 2017.
●	Net Loss increase of 71% from 2017.
●	Adjusted EBITDA Loss of $1,159,214, an increase of 30% from 2017.

Summary – 2018 Fourth Quarter Results

Revenues for the three months ended December 31, 2018 were $633,266 as compared with $503,770 for the same period in 2017. Intellinetics reported a net loss of $552,403 and $317,531 for the three months ended December 31, 2018 and 2017, respectively, representing an increase in net loss of $234,872. Net Loss in 2017 included a $419,090 one-time gain on retirement of debt. Net loss per share for the three months ended December 31, 2018 and 2017 was ($0.03) and ($0.02), respectively.

Summary – Year-End Results

Revenues for the twelve months ended December 31, 2018 were $2,381,427 as compared with $2,620,108 for the same period in 2017. Intellinetics reported a net loss of $2,340,280 and $1,365,364 for the twelve months ended December 31, 2018 and 2017, respectively, representing an increase of $974,916. Net Loss in 2017 included a $419,090 one-time gain on retirement of debt. Net loss per share for the twelve months ended December 31, 2018 and 2017 was ($0.13) and ($0.08), respectively.

2018 Highlights

●	Our commitment to the Human Services Provider market included launching our Provider Portal in 2018, which provides a cost-effective solution that allows Independent Providers to get up and running within 24 hours. An Independent Provider is a self-employed person who provides services to people with developmental disabilities and who must provide and fund their own technology solutions.
●	We launched our partnership with K-12 education partner Software Unlimited Inc. in 2018, which included completing fully integrated document management capabilities within their School Accounting System for K-12 school districts, as well as successfully implementing 11 pre-launch beta customers in December, 2018.

James F. DeSocio, President & CEO of Intellinetics, stated, “The groundwork for our growth is laid with our focus on a core group of customers in the Human Services Provider and K-12 education space. Our unique and differentiated product value proposition, including auditing, compliance and reporting, is compelling. Excitingly, both our cost to acquire customers and effort to implement and on-board new customers is streamlined and accelerated with our focus. This course will provide greater revenue consistency, higher growth, and deliver the best long-term value to shareholders.”

“The improved results in the fourth quarter is a good indicator that our strategy to focus in key markets such as K-12 and align ourselves with strategic solution partners is the right path. At the same time, our clients’ adoption of hosted solutions has accelerated, which impacts our total revenue with lower one-time software sales, but is exactly the conversion that needs to happen to build our recurring revenue base to give us more predictability and reliability in the future. In increasing our SaaS-based revenues we recognize that short-term revenue recognition on subscription services is generally lower than upfront premise license sales and that the new programs will take some months to bear fruit in our top line and this is exactly the track we need to be on to change and enable a breakthrough to the next level. We expect our results to be reflected in improved sales revenue overall, and growing recurring SaaS in particular, in 2019,” DeSocio concluded.

About Intellinetics, Inc.

Intellinetics, Inc., located in Columbus, Ohio, is a cloud-based document content services provider. Its flagship IntelliCloud™ platform provides easy to use, affordable, secure document management to organizations that have critical document requirements and must always be audit-ready, including health and human services, education and law enforcement. Our customers save valuable time by immediately locating any form, file, record or document, and our commitment to superior customer service ensures users can remain focused on their mission. For additional information, please visit www.intellinetics.com.

Cautionary Statement

Statements in this press release which are not purely historical, including statements regarding future business and new revenues associated with any industry, channel partner, service, or business relationship; Intellinetics’ future revenues, revenue consistency, growth and long-term value, including in 2019; growth of software as a service revenue; market penetration; execution of Intellinetics’ business plan, strategy, and focus; and other intentions, beliefs, expectations, representations, projections, plans or strategies regarding future growth, financial results, and other future events are forward-looking statements. The forward-looking statements involve risks and uncertainties including, but not limited to, the risks associated with the effect of changing economic conditions, trends in the products markets, variations in Intellinetics’ cash flow or adequacy of capital resources, market acceptance risks, the success of Intellinetics’ channel partners and distribution partners, technical development risks, and other risks and uncertainties discussed in Intellinetics’ most recent annual report on Form 10-K. Intellinetics cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Intellinetics disclaims any obligation and does not undertake to update or revise any forward-looking statements in this press release. Expanded and historical information is made available to the public by Intellinetics on its website at www.intellinetics.com or at www.sec.gov.

CONTACT:

Joe Spain, CFO

Intellinetics, Inc.

614.921.8170 investors@intellinetics.com

Continued

Non-GAAP Financial Measure

Intellinetics uses non-GAAP Adjusted EBITDA as a supplemental measure of our performance that is not required by, or presented in accordance with, accounting principles generally accepted in the United States (GAAP).

A non-GAAP financial measure is a numerical measure of a company’s financial performance that excludes or includes amounts so as to be different from the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows of a company. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to net income, operating income, or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities or a measure of our liquidity. Intellinetics urges investors to review the reconciliation of non-GAAP Adjusted EBITDA to the comparable GAAP Net Loss, which is included in this press release, and not to rely on any single financial measure to evaluate Intellinetics’ financial performance.

We believe that Adjusted EBITDA is a useful performance measure and is used by us to facilitate a comparison of our operating performance on a consistent basis from period-to-period and to provide for a more complete understanding of factors and trends affecting our business than measures under GAAP can provide alone. We define “Adjusted EBITDA” as earnings before interest expense, any income taxes, depreciation and amortization expense, and other non-cash expenses such as share-based compensation, note conversion warrant expense and other financing related transaction costs.

Reconciliation of Net Loss to Adjusted EBITDA

	Year Ended December 31,
	2018	2017
Net loss - GAAP	$(2,340,280)	$(1,365,364)
Interest expense, net	865,501	609,851
Depreciation and amortization	9,040	11,831
Share-based compensation	306,525	219,045
Note issue/conversion warrant expense	-	52,951
Gain on retirement of debt	-	(419,090)
Adjusted EBITDA	$(1,159,214)	$(890,776)

Reconciliation of Net Loss to Adjusted EBITDA

	Three Months Ended December 31,
	2018	2017
Net loss - GAAP	$(552,403)	$(317,531)
Interest expense, net	230,523	198,090
Depreciation and amortization	2,033	2,815
Share-based compensation	62,357	70,482
Note issue/conversion warrant expense	-	(1,064)
Gain on retirement of debt	-	(419,090)
Adjusted EBITDA	$(257,490)	$(466,298)

Continued

INTELLINETICS, INC. and SUBSIDIARY

Consolidated Statements of Operations

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2018	2017	2018	2017
Revenues:
Sale of software	$33,553	$77,232	$173,691	$452,238
Software as a service	221,057	166,139	748,754	622,224
Software maintenance services	254,643	233,851	995,170	966,011
Professional services	121,113	14,651	289,962	451,628
Third Party services	2,900	11,897	173,850	128,007
Total revenues	633,266	503,770	2,381,427	2,620,108

Cost of revenues:
Sale of software	5,464	26,384	69,754	97,899
Software as a service	79,282	76,358	300,235	304,512
Software maintenance services	25,810	32,959	100,205	120,422
Professional services	61,976	15,000	120,421	198,133
Third Party services	953	5,789	151,790	39,496
Total cost of revenues	173,485	156,490	742,405	760,462

Gross profit	459,781	347,280	1,639,022	1,859,646

Operating expenses:
General and administrative	523,792	628,720	2,106,851	2,199,904
Sales and marketing	255,836	254,276	997,910	822,514
Depreciation	2,033	2,815	9,040	11,831
Total operating expenses	781,661	885,811	3,113,801	3,034,249

Loss from operations	(321,880)	(538,531)	(1,474,779)	(1,174,603)

Other income (expense)
Gain on retirement of debt	0	419,090	0	419,090
Interest expense, net	(230,523)	(198,090)	(865,501)	(609,851)
Total other income (expense)	(230,523)	221,000	(865,501)	(190,761)

Net loss	$(552,403)	$(317,531)	$(2,340,280)	$(1,365,364)

Basic and diluted net loss per share:	$(0.03)	$(0.02)	$(0.13)	$(0.08)

Weighted average number of common shares outstanding - basic and diluted	17,729,421	17,383,266	17,726,927	17,369,012

INTELLINETICS, INC. and SUBSIDIARY

Consolidated Balance Sheets

	December 31, 2018	December 31, 2017
ASSETS
Current assets:
Cash	$1,088,630	$1,125,921
Accounts receivable, net	135,739	295,815
Prepaid expenses and other current assets	162,495	162,450
Total current assets	1,386,864	1,584,186

Property and equipment, net	9,131	14,760
Other assets	10,284	10,284
Total assets	$1,406,279	$1,609,230

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities:
Accounts payable and accrued expenses	$308,121	$405,155
Deferred revenues	723,619	708,130
Deferred compensation	165,166	213,166
Notes payable - current	-	875,000
Notes payable - related party - current	46,807	416,969
Total current liabilities	1,243,713	2,618,420
Long-term liabilities:
Notes payable - net of current portion	3,144,926	1,221,384
Notes payable - related party - net of current portion	1,045,937	312,680
Other long-term liabilities	502,295	100,301

Total long-term liabilities	4,693,158	1,634,365

Total liabilities	5,936,871	4,252,785

Stockholders’ deficit:
Common stock, $0.001 par value, 75,000,000 shares authorized; 17,729,421 and 17,426,792 shares issued and outstanding at December 31, 2018 and 2017, respectively	30,733	30,431
Additional paid-in capital	14,101,460	13,648,519
Accumulated deficit	(18,662,785)	(16,322,505)
Total stockholders’ deficit	(4,530,592)	(2,643,555)
Total liabilities and stockholders’ deficit	$1,406,279	$1,609,230

INTELLINETICS, INC. and SUBSIDIARY

Consolidated Statements of Cash Flows

	For the Twelve Months Ended December 31,
	2018	2017
Cash flows from operating activities:
Net loss	$(2,340,280)	$(1,365,364)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	9,039	11,831
Bad debt expense	(7,223)	4,221
Loss on disposal of fixed assets	-	4,816
Amortization of deferred financing costs	232,609	132,296
Amortization of beneficial conversion option	202,220	252,623
Stock issued for services	57,500	65,625
Stock options compensation	249,025	153,420
Note offer warrant expense	-	52,951
Gain on retirement of debt	-	(419,090)
Changes in operating assets and liabilities:
Accounts receivable	167,299	(40,539)
Prepaid expenses and other current assets	(45)	(11,829)
Accounts payable and accrued expenses	(97,034)	(95,704)
Deferred compensation	(48,000)	(1,846)
Other long-term liabilities	401,994	99,176
Deferred interest expense	-	(3,542)
Deferred revenues	15,489	38,511
Total adjustments	1,182,873	242,920
Net cash used in operating activities	(1,157,407)	(1,122,444)

Cash flows from investing activities:
Purchases of property and equipment	(3,410)	(12,624)
Net cash used in investing activities	(3,410)	(12,624)

Cash flows from financing activities:
Payment of deferred financing costs	(130,841)	(317,527)
Proceeds from notes payable	900,000	2,320,000
Proceeds from notes payable - related parties	400,000	390,000
Repayment of notes payable	-	(786,461)
Repayment of notes payable - related parties	(45,633)	(34,969)
Net cash provided by financing activities	1,123,526	1,571,043

Net increase (decrease) in cash	(37,291)	435,975
Cash - beginning of period	1,125,921	689,946
Cash - end of period	$1,088,630	$1,125,921

Supplemental disclosure of cash flow information:
Cash paid during the period for interest and taxes	$34,852	$170,889

Supplemental disclosure of non-cash financing activities:
Discount on notes payable for beneficial conversion feature	$57,661	$248,522
Discount on notes payable - related parties for beneficial conversion feature	24,710	-
Discount on notes payable for warrants	44,548	103,637
Discount on notes payable - related parties for warrants	19,799	61,801